                                  EXHIBIT 10(t)

                             SPLIT-DOLLAR AGREEMENT

This Agreement made this 3rd day of April, 1992, by and between THE STATE BANK OF DEFIANCE, Defiance, Ohio, (hereafter the "Bank") and Robert W. Constein (hereafter the "Employee").

WITNESSETH:

WHEREAS, in consideration for the contemplated services of Employee to the Bank, the Bank desires to assist the Employee in providing life insurance for the benefit and protection of his family on a split-dollar basis; and,

WHEREAS, the Bank desires to continue to own the insurance policy provided so the Bank will have security for the repayment of the amounts which it will contribute toward payment of the premiums due on the policy;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties hereto as follows:

I. DEFINITION OF "NET AMOUNT AT RISK": Net Amount at Risk as used herein shall mean the difference between the death proceeds of the insurance policy identified in Exhibit A (hereafter the "Policy") and the cash accumulation account of the Policy, determined at date of death.

II.      POLICY TITLE AND OWNERSHIP

         The Bank shall be the owner of the Policy on the Employee's life and may exercise all rights of ownership with respect to the Policy.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Employee shall have the right to designate in Exhibit A the beneficiary(s) to receive his share of the proceeds payable on his death and to elect and change a payment option for such beneficiary(s) but subject to any right or interest the Bank may have in such proceeds as provided herein.

IV.      PREMIUM PAYMENT METHOD

         The Bank agrees to remit to the Insurer the entire premium amount when due.

V.       DIVISION OF DEATH PROCEEDS OF THE POLICY

         The division of the death proceeds of the Policy is as follows:

         A. The Employee's beneficiary(s), designated in accordance with Paragraph III, shall be entitled to a sum equal to two (2) times either the Employee's annual salary at death, if actively employed, or final annual salary, if retired, less $50,000. Such sum shall not exceed the Net Amount at Risk in the Policy as of the date of Employee's death. Said annual salary or final annual salary shall include all base salary received by the Employee from all corporations owned by Rurban Financial Corp.

         B. The Bank shall be entitled to the remainder bf the death proceeds less any loans on the Policy and unpaid interest or cash withdrawals previously incurred by the Bank.

VI.      DISTRIBUTION OF THE POLICY CASH SURRENDER VALUE

         The Bank shall be entitled to the Policy's net cash surrender value, as defined in the Policy, should a surrender occur.

VII.     TERMINATION OF AGREEMENT

         This Agreement shall terminate if the Employee terminates his employment with the Bank prior to his Early Retirement Date as specified in the Employee's Stock Ownership Plan of Rurban Financial Corp.

VIII.    AGREEMENT BINDING UPON PARTIES

         This Agreement shall bind the Employee and the Bank, their heirs, successors, personal representatives and assigns.

IX.      NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         David E. Manz is hereby designated the "Named Fiduciary" until resignation or removal by the Board of Directors of the Bank. The Named Fiduciary, shall be responsible for the management, control and administration of the Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

X.       FUNDING

         The funding policy for this Plan shall be to maintain the Policy in force by paying all premiums required, when due.

XI.      AMENDMENT

         This Split Dollar Plan may be amended at any time and from time to time by a written instrument executed by the Employee and the Bank.

XII.     BASIS OF PREMIUM PAYMENTS AND BENEFITS

         Payments to and from the Plan established herein shall be in accordance with the provisions of paragraphs II through VI, inclusive.

XIII.    CLAIMS PROCEDURE

         Claim forms or claim information as to the subject Policy can be obtained by contacting:

                    Turner & Shepard Financial Services, Inc.
         ----------------------------------------------------------------------
                 .
         --------
                                (Agent or Agency)

         When the Named Fiduciary has a claim which may be covered under the provisions described in an insurance Policy, he or she should contact the office or the person named above who will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate the claim and make a decision as to payment within 90 days of the date the claim is received by the Insurer. If the claim is payable, a benefit check will be issued to the Named Fiduciary and forwarded through the office or person named above.

         In the event that a claim is not eligible under a Policy, the Insurer will notify the Named Fiduciary of the denial. Such notification will be made in writing within 90 days of the date the claim is received and will be transmitted through the office or person named above. The notification will include the specific reasons for the denial as well as specific reference to the policy provisions upon which the denial is based. The Named Fiduciary will also be informed as to the steps which may be taken to have the claim denial reviewed.

         A decision as to the validity of a claim will ordinarily be made within 10 working days of the date the claim is received by the Insurer. Occasionally, however, certain questions may prevent the Insurer from rendering a decision on the validity of the claim within the specific 90-day period. If this occurs, the Named Fiduciary will be notified of the reasons for the delay as well as the anticipated length of the delay, in writing and through the office or person named above. If further information or other material is required, the Named Fiduciary will be so informed.

         If the Named Fiduciary is dissatisfied with the denial of the claim or the amount paid, he or she has 60 days from the date he or she receives notice of a claim denial to file his or her objections to the action taken by the Insurer. If the `Named Fiduciary wishes to contest a claim denial, he or she should notify the person or office named above who will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the person or office named above for transmittal to the Insurer.

         The Insurer will review the claim denial and render a decision on such objections. The Named Fiduciary will be informed in writing of the decision of the Insurer within 60 days of the date the claim request is received by the Insurer. This decision will be final. Once a decision has been rendered as to the distribution of Policy proceeds under the claim procedure described above, claims for any benefits due under the Plan or the surrender of a Policy may be made in writing by the Bank or the Bank's designated representative and Employee or his designated beneficiary, as the case may be, to the Named Fiduciary. In the event a claim for benefits is wholly or partly denied or disputed, the Named Fiduciary shall, within a reasonable period of time after receipt of the claim, notify the Bank or the Bank's designated representative and Insured or his designated beneficiary, as the case may be, of such total or partial denial or dispute listing:

         A.       The specific reason or reasons for the denial or dispute;

         B. Specific reference to pertinent plan provisions upon which the denial or dispute is based;

         C. A description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and,

         D. An explanation of the Plan's review procedure. Within 60 days of denial or notice of claim under the Plan, a claimant may request that the claim be reviewed by the Named Fiduciary in a full and fair hearing. A final decision shall be rendered by the Named Fiduciary within 60 days after receipt of request for review.

XIV.     SEVERABILITY AND INTERPRETATION

         If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according their terms. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XV.      INSURANCE COMPANY NOT A PARTY TO AGREEMENT

         The Insurer shall not be deemed a party to this Agreement but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance of its contractual obligations in accordance with Policy provisions shall fully discharge the Insurer for any and all liability.

Executed at Defiance, Ohio, on this 3rd day of April, 1992.

                                     THE STATE BANK OF DEFIANCE



Keeta J. Diller (witness)            By: David E. Manz, Executive Vice
----------------------------------       President (Title)


Michele Green                        Robert W. Constein
----------------------------------   EMPLOYEE
                 (WITNESS)